UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022 (March 1, 2022)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 1, 2022, Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”), announced that Mark Fioravanti, age 60, will continue serving as President of the Company, and will assume additional management responsibilities, including the direct oversight of the Company’s Entertainment business segment. Mr. Fioravanti will continue to serve as an employee member of the Company’s board of directors.

Effective March 1, 2022, the Company also announced that Jennifer Hutcheson, age 44, would assume the position of Executive Vice-President & Chief Financial Officer of the Company. Ms. Hutcheson, who will report to Mr. Fioravanti, will also continue to serve as the Company’s Corporate Controller and Chief Accounting Officer.

A description of Mr. Fioravanti’s and Ms. Hutcheson’s respective business backgrounds and experience is incorporated herein by reference to the information included under the heading “Information About Our Executive Officers” in Part I, Item 1 of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022.

Mr. Fioravanti’s and Ms. Hutcheson’s change in duties were not made pursuant to any arrangement or understanding between Mr. Fioravanti or Ms. Hutcheson, as applicable, and any other person. Neither Mr. Fioravanti nor Ms. Hutcheson has any family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except for previously disclosed compensation arrangements and as otherwise described in this Current Report on Form 8-K, neither Mr. Fioravanti nor Ms. Hutcheson is a party to any material plan, contract or arrangement with the Company. Neither Mr. Fioravanti nor Ms. Hutcheson is a party to or has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

In connection with Mr. Fioravanti’s change in duties, Mr. Fioravanti entered into an amendment to his employment agreement, dated as of March 1, 2022 (the “Amendment”). The Amendment reflects Mr. Fioravanti’s increased responsibilities and 2022 base salary and short-term cash incentive compensation targets as a percentage of base salary. A copy of the Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Amendment included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Amendment filed as Exhibit 10.1 hereto and Mr. Fioravanti’s previously filed employment agreement.

In connection with Ms. Hutcheson’s change in duties, she entered into an amended and restated severance agreement with the Company (the “Severance Agreement”), which is in the same form as Ms. Hutcheson’s previous severance agreement, except as follows:

•	The Severance Agreement has a two year term, with automatic renewals of the same length;

•	If Ms. Hutcheson is terminated without cause (or she resigns for good reason) during the 2-year period immediately following a Change of Control (as defined in the Severance Agreement), she will be entitled to receive:

○	Two times her base salary for the 12 month period preceding the date of termination, plus

○	Two times her annual short-term cash incentive compensation for the year preceding the date of termination; and

○	Continuation of health care coverage at employee rates for two years from the date of the Change of Control.

A copy of the Severance Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K. The description of the Severance Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Severance Agreement filed as Exhibit 10.2 hereto.

For additional information regarding Mr. Fioravanti’s and Ms. Hutcheson’s 2022 base salaries, 2022 short-term cash incentive compensation targets as a percentage of 2022 base salary, and 2022 long-term incentive awards, reference is made to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Fourth Amendment to Employment Agreement, dated as of March 1, 2022, between the Company and Mark Fioravanti.

10.2	Severance Agreement, dated as of March 1, 2022, between the Company and Jennifer Hutcheson.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: March 1, 2022	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary